SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        November 25, 1997

                 Wayne Savings Bancshares, Inc.
     (Exact name of registrant as specified in its charter)

    Federal                0-               To Be Applied For
(State or other     (Commission File         (I.R.S. Employer
jurisdiction of            No.)             Identification No.)
incorporation)


       Registrant's telephone number, including area code:
                         (330) 264-5767



                         Not Applicable
  (Former name or former address, if changed since last report)

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Item 1.   Changes in Control of Registrant

     After the close of business on November 25, 1997, Wayne Savings Bancshares, Inc. (the "Company") became a savings and loan holding company in accordance with the terms of an Agreement and Plan of Reorganization, dated January 23, 1997 (the "Agreement"), by and between Wayne Savings Community Bank (the "Bank", and formerly "The Wayne Savings and Loan Company"), an Ohio chartered stock savings and loan association, Wayne Savings and Loan Interim Association ("Interim"), a federally chartered interim stock savings association, and the Company, a federally chartered stock corporation. Pursuant to the Agreement: (1) the Company was organized as a wholly owned subsidiary of the Bank;
(2) Interim was organized as a wholly owned subsidiary of the Company; (3) Interim merged with and into the Bank, with the Bank as the surviving institution, and (4) upon such merger, (i) the outstanding shares of common stock, par value $1.00 per share, of the Bank became, by operation of law, on a one-for-one basis, common stock, par value $1.00 per share, of the Company, (ii) the common stock of Interim held by the Company was converted into common stock of the Bank and (iii) the common stock of the Company held by the Bank was canceled. Accordingly, the Bank became a wholly owned subsidiary of the Company and the shareholders of the Bank, including Wayne Savings Bankshares, MHC, the Bank's federally chartered mutual holding company, became shareholders of the Company.

     The Common Stock of the Bank was previously registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Office of Thrift Supervision. Pursuant to Rule 12g-3 promulgated under the Exchange Act, the Company's Common Stock is deemed automatically registered under the Exchange Act. In addition, the Common Stock of the Company has been substituted for the Common Stock of the Association on the Nasdaq SmallCap Market under the symbol "WAYN."

     For further information, see the Bank's press release included as Exhibit 99 to this report.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

     The Index of Exhibits immediately precedes the attached exhibits.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              WAYNE SAVINGS BANCSHARES, INC.


DATE: November 25, 1997       By:  \s\ Charles F. Finn
                                   ------------------------------
                                   Charles F. Finn
                                   President and Chief Executive
                                    Officer

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                          EXHIBIT INDEX

The following Exhibits are filed as part of this report:

     Exhibit 2      Agreement and Plan of Reorganization

     Exhibit 3.1    Federal Stock Charter of Wayne Savings
                    Bancshares, Inc.

     Exhibit 3.2    Bylaws of Wayne Savings Bancshares, Inc.

     Exhibit 4      Form of Common Stock Certificate

     Exhibit 99     Press Release of Wayne Savings Community Bank

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